Exhibit 23.3

ENGINEER’S CONSENT

We consent to incorporation by reference in the Registration Statements (File Nos. 333-68694, 333-47672, 333-44702, 333-104922, 333-104933, 333-103679, 333-127630, 333-159796, 333-179181, 333-182198 and 333-204666) on Form S-8, and the Registration Statement (File No. 333-200922) on Form S-3 of Devon Energy Corporation of the reference to our report for Devon Energy Corporation, which report appears in the December 31, 2015 annual report on Form 10-K of Devon Energy Corporation.

Deloitte

By:	/s/ Robin G. Bertram
Robin G. Bertram, P.Eng

February 8, 2016